UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2026
PELTHOS THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41964	86-3335449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4020 Stirrup Creek Drive, Suite 110
Durham, NC	27703
(Address of registrant’s principal executive office)	(Zip code)
Registrant’s telephone number, including area code: (919) 908-2400
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PTHS	The NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.
On May 16, 2026, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Pelthos Therapeutics Inc. (the “Company”) approved the dismissal of CBIZ CPAs P.C. (“CBIZ”), as the Company’s independent registered public accounting firm. The Company informed CBIZ of their dismissal on May 18, 2026.
Effective November 1, 2024, CBIZ acquired the attest business of Marcum LLP, who was the Company's independent registered public accounting firm and performed the audit of its consolidated financial statements for the year ended December 31, 2024.
The audit report of CBIZ on the consolidated financial statements of the Company for the most recent fiscal year ended December 31, 2025, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the Company’s most recent fiscal year ended December 31, 2025 and 2024 and during the subsequent interim period from January 1, 2026 through May 18, 2026, (i) there were no disagreements with CBIZ on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to CBIZ’s satisfaction, would have caused CBIZ to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.
In accordance with Item 304(a)(3) of Regulation S-K, the Company provided CBIZ with a copy of this Current Report on Form 8-K prior to its filing with the SEC and requested that CBIZ furnish it with a letter addressed to the SEC stating whether it agrees with the above statements in this Item 4.01. A copy of CBIZ’s letter, dated May 18, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K.
Also on May 16, 2026, the Audit Committee approved the engagement of Grant Thornton LLP (“Grant Thornton”), as its new independent registered public accounting firm. Grant Thornton's appointment will be for the Company’s fiscal year ending December 31, 2026, and related interim periods.
During the Company’s two most recent fiscal years ended December 31, 2025 and December 31, 2024, and for the subsequent interim period through May 18, 2026, neither the Company nor anyone on its behalf consulted Grant Thornton regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company, in connection with which neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, the Board terminated Francis Knuettel II from his position as Chief Financial Officer, Treasurer and Secretary of the Company, effective April 10, 2026. On May 15, 2026 (the “Execution Date”), the Company entered into a Separation and Release Agreement (the “Separation Agreement”) with Mr. Knuettel, in order to clarify the terms applicable to Mr. Knuettel's separation from the Company. As stated in the Separation Agreement, Mr. Knuettel’s Employment Agreement was terminated with the Company, effective April 10, 2026.
The Separation Agreement provides, among other things, that: (i) the Company will pay Mr. Knuettel for all earned but unpaid compensation through the Separation Date (as defined in the Separation Agreement); (ii) the Company will reimburse Mr. Knuettel for outstanding business expenses in accordance with applicable Company policies, upon request for reimbursement and supporting documentation; (iii) the Company will pay Mr. Knuettel separation pay equal to twelve (12) months of Mr. Knuettel’s base salary at the rate in effect as of the Separation Date, or $430,000.00; and (iv) the Company will cause the vesting of both the options and restricted stock units (“RSUs”), previously granted to Mr. Knuettel, to be accelerated such that the options and RSUs shall vest as to that portion of each award that would have vested during the twelve (12)‑month period immediately following the Separation Date.

The Separation Agreement includes customary provisions, including, among others, a general release of claims in favor of the Company, confidentiality, non-disparagement, and cooperation obligations.
The Separation Agreement provides that Mr. Knuettel has the right to revoke the Separation Agreement for a period of seven (7) days following the Execution Date. The Separation Agreement will become effective upon the expiration of such revocation period without revocation (the “Effective Date”), and the Company’s obligations to provide the separation benefits described above, including the acceleration of stock options and RSUs described above, are conditioned upon the Separation Agreement becoming effective and such obligations will become obligations of the Company as of the Effective Date.
The foregoing description of the Separation Agreement is qualified in all respects by the terms of the Separation Agreement, itself, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this report:

Exhibit No.	Description
10.1	Separation and Release Agreement between Pelthos Therapeutics Inc. and Francis Knuettel II, dated May 15, 2026.
16.1	Letter from CBIZ CPAs P.C. to the SEC dated May 18, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2026	Pelthos Therapeutics Inc.

	By:	/s/ John M. Gay
		Name:	John M. Gay
		Title:	Chief Financial Officer